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                             [Graphic Appears Here]

                          MONDRIAN INVESTMENT PARTNERS
                                 CODE OF ETHICS




                         EFFECTIVE: SEPTEMBER 27, 2004

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                    CONTENTS

                                                                           PAGE

                Introduction                                                  3

Section I       Summary of Restrictions and Requirements                      4

Section II      Mondrian Investment Partners Employee Code of Ethics          7

Section III     Short-Term Trading Exemption List                            15

Section IV      Insider Trading Policies and Procedures                      17

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS
                                  INTRODUCTION

This Code of Ethics "Code" covers all employees of Mondrian Investment Partners Limited and Mondrian Investment Partners (U.S.), Inc. (collectively "Mondrian"). The Code includes standards of business conduct that are expected of Mondrian employees, and that reflect Mondrian's fiduciary duties. The Code requires compliance with applicable federal securities laws, and incorporates procedures to implement such compliance. The responsibility for maintenance and enforcement of the Code lies substantially with Mondrian's Chief Compliance Officer.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                    SECTION I


                                   SUMMARY OF
                                RESTRICTIONS AND
                                  REQUIREMENTS

                                     TABLES

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                    SECTION I

                          CODE OF ETHICS SUMMARY TABLE

                                                                            PERSONNEL SUBJECT TO RESTRICTIONS
                                                                  ---------------------------------------------------
                                                                  PORTFOLIO     INVESTMENT      ACCESS     AFFILIATED
   ACTIVITY                                                       MANAGERS*     PERSONNEL*      PERSONS*   PERSONS*
---------------------------------------------------------------------------------------------------------------------
   A.     BLACKOUT PERIODS
     1.   Trading is prohibited until THE THIRD TRADING DAY          X               X              X         X
          FOLLOWING the execution of a Mondrian trade in that
          same security.

     2.   Trading is prohibited for SEVEN CALENDAR DAYS BEFORE
          OR AFTER a Mondrian trade in an account that he/she
          manages.                                                   X
---------------------------------------------------------------------------------------------------------------------
   B.     PRECLEARANCE
     1.   All transactions in covered securities, including
          IPOs, must be precleared. The preclearance form must
          be signed by the appropriate trading desk and
          submitted to the Compliance Department prior to
          executing the trade. Preclearance is only good for
          that one day.                                              X               X              X         X
---------------------------------------------------------------------------------------------------------------------
   C.     TRANSACTIONS
     1.   No more than twenty-five (25) security transactions
          are permitted per calendar month. This limit is
          applicable in aggregate to all security transactions
          in which the covered person has a beneficial
          interest.                                                  X               X              X         X
---------------------------------------------------------------------------------------------------------------------
   D.     INITIAL PUBLIC OFFERING
     1.   Purchasing any initial public offering is prohibited.      X               X
---------------------------------------------------------------------------------------------------------------------
   E.     PRIVATE PLACEMENTS
     1.   Purchasing any private placement without PRIOR
          written consent from the Compliance Department is
          prohibited.                                                X               X

     2.   You must notify the Compliance Department if you hold
          a private placement of which the issuer is subject to
          investment consideration by Mondrian.                      X               X
---------------------------------------------------------------------------------------------------------------------
   F.     BAN ON SHORT-TERM TRADING PROFITS
     1.   All positions must be held for a period of 60 days,
          in aggregate, before they can be closed at a profit.
          Any short term trading profits are subject to
          disgorgement procedures.                                   X               X

     2.   All holdings in the unit trusts and mutual funds
          listed in Appendix A must be held for a minimum of 60
          days before they can be sold at a profit.                  X               X              X         X
---------------------------------------------------------------------------------------------------------------------
   G.     GIFTS
     1.   All gifts and hospitality received that are valued at
          (pound)10 ($15) or more must be disclosed. Prior to
          accepting gifts or hospitality valued in excess of
          (pound)100 ($150), or providing gifts or hospitality
          in excess of (pound)200 ($300), you must obtain
          approval from the Chief Compliance Officer.                X               X              X         X
---------------------------------------------------------------------------------------------------------------------
   H.     SERVICE AS A DIRECTOR
     1.   Must receive PRIOR written approval from the Legal or
          Compliance Department before they may serve on the
          board of directors of any public company.                  X               X
---------------------------------------------------------------------------------------------------------------------

*Applies not only to the employee, but also to members of the same household.
 Refer to the full code for complete details

          MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                           SECTION I

                  REPORTING REQUIREMENTS TABLE

                                                                            PERSONNEL SUBJECT TO RESTRICTIONS
                                                                  ---------------------------------------------------
                                                                  PORTFOLIO     INVESTMENT      ACCESS     AFFILIATED
   ACTIVITY                                                       MANAGERS*     PERSONNEL*      PERSONS*   PERSONS*
---------------------------------------------------------------------------------------------------------------------
   A.     DISCLOSURE OF ALL PERSONAL HOLDINGS
     1.   All personal holdings must be disclosed within 10
          days of employment and annually thereafter.                X               X              X
---------------------------------------------------------------------------------------------------------------------
   B.     RECORDS OF SECURITIES TRANSACTIONS
     1.   Employees must direct their broker(s) to forward
          confirmations of personal transactions and monthly
          account statements to the Compliance Department.           X               X              X         X

     2.   Employees are required to fill out a Personal
          Securities Transaction Report at the end of each
          quarter and return the report to the Compliance
          Department within 10 days of the end of the quarter.       X               X              X         X
---------------------------------------------------------------------------------------------------------------------
   C.     CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
     1.   Employees must sign a certification that they have
          read and understand the Code of Ethics and have
          complied with all requirements of the Code.                X               X              X         X
---------------------------------------------------------------------------------------------------------------------

*Applies not only to the employee, but also to members of the same household.
 Refer to the full code for complete details

          MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                           SECTION II





                        CODE OF ETHICS

          MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS
                           SECTION II

                         CODE OF ETHICS

CREDO

IT IS THE DUTY OF ALL MONDRIAN INVESTMENT PARTNERS LIMITED AND MONDRIAN INVESTMENT PARTNERS (U.S.), INC. ("MONDRIAN") EMPLOYEES, OFFICERS AND DIRECTORS TO CONDUCT THEMSELVES WITH INTEGRITY, AND AT ALL TIMES TO PLACE THE INTERESTS OF CLIENTS AND SHAREHOLDERS FIRST. IN THE INTEREST OF THIS CREDO, ALL PERSONAL SECURITIES TRANSACTIONS WILL BE CONDUCTED CONSISTENT WITH THE CODE OF ETHICS AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY. THE FUNDAMENTAL STANDARD OF THIS CODE IS THAT PERSONNEL SHOULD NOT TAKE ANY INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS.

Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 of the Investment Advisers Act of 1940 (the "Rules") make it unlawful for certain persons, including any employee, officer or director, any investment adviser and any principal underwriter, in connection with the purchase or sale by such person of a security held or to be acquired by a Fund or account:

    (1) To employ any device, scheme or artifice to defraud;

    (2) To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

    (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

    (4) To engage in any manipulative practice.

The Rules also require investment adviser firms to adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard. Investment adviser firms should also use reasonable diligence and institute procedures reasonably necessary to prevent violations of that code.

This Code of Ethics is being adopted by Mondrian in compliance with the requirements of the Rules and to effect the purpose of the Credo set forth above.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION II

DEFINITIONS:

           "ACCESS PERSON"    means any Mondrian employee who, in connection
                              with his or her regular functions or duties, participates in the selection of a client's portfolio securities or who has access to information regarding a client's future purchases or sales of portfolio securities. Those persons deemed to be Access Persons will be notified of this designation.

       "AFFILIATED PERSON"    means any officer, director, partner, or employee
                              of Mondrian and any other person so designated by the Compliance Department.

    "BENEFICIAL OWNERSHIP"    shall be as defined in Section 16 of the
                              Securities Exchange Act of 1934 and the rules and regulations thereunder. Generally speaking, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security, is a "beneficial owner" of the security. For example, a person is normally regarded as the beneficial owner of securities held by members of his or her immediate family sharing the same household. Additionally, ownership of derivative securities such as options, warrants or convertible securities which confer the right to acquire the underlying security at a fixed price constitutes beneficial ownership of the underlying security itself.

                 "CONTROL"    shall mean investment discretion in whole or in
                              part of an account regardless of beneficial ownership, such as an account for which a person has power of attorney or authority to effect transactions.

  "HIGH QUALITY SHORT-TERM    shall mean any instrument that has a maturity at
         DEBT INSTRUMENTS"    issuance of less that 366 days and that is rated
                              in one of the two highest rating categories by a Nationally Recognised Statistical Rating
                              Organisation.


    "INVESTMENT PERSONNEL"    means any employee, other than a Portfolio Manager
                              who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions affecting a client.
                              Investment Personnel also include the staff who support a Portfolio Manager including analysts, administrative assistants, etc. Investment
                              Personnel by definition are Access Persons.

        "MANAGED ACCOUNTS"    means an account that is professionally managed by
                              a third party. Managed Accounts require
                              pre-approval through the Compliance Department prior to starting up the account. The Compliance
                              Department will consider the facts and
                              circumstances of the account, including the functions and duties of the employees, when approving or denying such accounts. Managed
                              Accounts are exempt from preclearance
                              requirements. However, all trades still require reporting and duplicate statements and confirmations must be sent to the Compliance
                              Department. Preclearance is only exempt for trades initiated by the third party. All trades initiated by the employee require preclearance.

                "MONDRIAN"    means Mondrian Investment Partners Limited and
                              Mondrian Investment Partners (U.S.), Inc.

       "PORTFOLIO MANAGER"    means any person who, in connection with his/her
                              regular functions or duties, makes or
                              participates in, the making of investment decisions effecting a client. Portfolio Managers by definition are access persons.

                "SECURITY"    shall have the meaning as set forth in Section
                              2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued or guaranteed by Supranationals and their agencies, any recognised government, and in the case of the government of the United States or any of its federal agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, unit investment trusts
                              (other than UK registered Investment Trusts), shares of open-end registered investment companies
                              (other than mutual funds and unit trusts of which Mondrian is the adviser and/or sub-adviser, see
                              Appendix for a list of these Funds), and municipal fund securities (i.e. 529 Plans) (other than the TAP 529 Plan). In addition, the purchase, sale or exercise of a derivative security shall constitute the purchase or sale of the underlying security.
                              However, the purchase or sale of the debt instrument of an issuer which does not give the holder the right to purchase the issuer's stock at a fixed price, does not constitute a purchase or sale of the issuer's stock.

SECURITY BEING "CONSIDERED    means when a recommendation to purchase or sell
  FOR PURCHASE OR SALE" OR    the security has been made and communicated to the
 "BEING PURCHASED OR SOLD"    Trading Desk and with respect to the person making
                              the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

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                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION II

PROHIBITED ACTIVITIES

I. THE FOLLOWING RESTRICTIONS APPLY TO ALL AFFILIATED PERSONS, ACCESS PERSONS, INVESTMENT PERSONNEL AND PORTFOLIO MANAGERS.

       (a) No Affiliated Person, Access Person, Investment Person or Portfolio Manager shall engage in any act, practice or course of conduct, which would violate the provisions of the Rules set forth above.

       (b) No Affiliated Person, Access Person, Investment Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security which to his/her knowledge is being actively considered for purchase or sale by Mondrian; except that this prohibition shall not apply to:

           (A) purchases or sales that are non-volitional on the part of either the Person or the Account;

           (B) purchases which are part of an automatic dividend reinvestment plan;

           (C) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

           (D) other purchases and sales specifically approved by the Managing Director, with the advice of the General Counsel and/or the Chief Compliance Officer, and deemed appropriate because of unusual or unforeseen circumstances. A list of securities excepted will be maintained by the Compliance Department; and

           (E) purchases or sales made by a third party in a managed account, provided that such purchases or sales do not reflect a pattern of conflict.

       (c) No Affiliated Person, Access Person, Investment Person or Portfolio Manager may execute a buy or sell order for an account in which he or she has beneficial ownership or control until the THIRD TRADING DAY following the execution of a Mondrian buy or sell order in that same security.

       (d) Despite any fault or impropriety, any Affiliated Person, Access Person, Investment Person or Portfolio Manager who executes a buy or sell for an account in which he/she has beneficial ownership or control either (i) before the third trading day following the execution of a Mondrian order in the same security, or (ii) when there are pending orders for a Mondrian transaction as reflected on the open order blotter, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realised or unrealized, in the period from the date of the personal transaction to the end of the proscribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

       (e) Except for Managed Accounts meeting the provisions of Section I(b)(E) above, each Affiliated Person or Access Person's personal transactions must be precleared using the Compliance Department's "Trading Preclearance Form". The information must be submitted prior to entering any orders for personal transactions. Preclearance is only valid for the day the request is submitted. If the order is not executed the same day, the preclearance request must be resubmitted. Regardless of preclearance, all transactions remain subject to the provisions of (d) above.

       (f) All mutual funds and unit trusts that are subject to the Code of Ethics will be required to be held for a minimum of 60 days before selling the fund at a profit. Closing positions at a loss is not prohibited.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION II

II. IN ADDITION TO THE REQUIREMENTS NOTED IN SECTION I, THE FOLLOWING ADDITIONAL RESTRICTIONS APPLY TO ALL INVESTMENT PERSONNEL AND PORTFOLIO MANAGERS.

       (a) All Investment Personnel and Portfolio Managers are prohibited from purchasing any initial public offering.

       (b) All Investment Personnel and Portfolio Managers are prohibited from purchasing any private placement without express PRIOR written consent by the Compliance Department. All private placement holdings are subject to disclosure to the Compliance Department. Any Investment Person or Portfolio Manager that holds a private placement must receive permission from the Compliance or Legal Departments prior to any participation by such person in Mondrian's consideration of an investment in the same issuer.

       (c) Short term trading resulting in a profit is prohibited. All opening positions must be held for a period of 60 days, in the aggregate, before they can be closed at a profit. Any short term trading profits are subject to the disgorgement procedures outlined above and at the maximum level of profit obtained. The closing of positions at a loss is not prohibited.

       (d) All Investment Personnel and Portfolio Managers are prohibited from receiving anything of more than a de minimis value from any person or entity that does business with or on behalf of any account or client. Things of value may include, but not be limited to, travel expenses, special deals or incentives.

       (e) All Investment Personnel and Portfolio Managers require PRIOR written approval from the Legal or Compliance Department before they may serve on the board of directors of any public company


III. IN ADDITION TO THE REQUIREMENTS NOTED IN SECTIONS I AND II, THE FOLLOWING ADDITIONAL RESTRICTIONS APPLY TO ALL PORTFOLIO MANAGERS.

       (a) No Portfolio Manager may execute a buy or sell order for an account for which he/she has beneficial ownership WITHIN SEVEN CALENDAR DAYS BEFORE OR AFTER an investment company or separate account that he/she manages trades in that security.

       (b) Despite any fault or impropriety, any Portfolio Manager who executes a personal transaction within seven calendar days before or after an investment company or separate account that he/she manages trades in that security, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realised or unrealized, in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION II

REQUIRED REPORTS

I. THE FOLLOWING REPORTS ARE REQUIRED TO BE MADE BY ALL AFFILIATED PERSONS, ACCESS PERSONS, INVESTMENT PERSONNEL, PORTFOLIO MANAGERS.

       (a) Disclose brokerage relationships at employment and at the time of opening any new account.

       (b) Direct their brokers to supply to the Compliance Department, on a timely basis, duplicate copies of all confirmations and statements for all securities accounts and Managed Accounts. (In the U.K., all contract notes and periodic statements)

       (c) Each quarter, no later than the tenth day after the end of the calendar quarter, submit to the Compliance Department a personal transaction summary showing all transactions in securities in accounts which such person has or acquires any direct or indirect beneficial ownership. Each Director who is not an interested person shall submit the quarterly reports only for transactions where at the time of the transaction the director knew, or in the ordinary course of fulfilling his official duties as a director should have known, that during the fifteen day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Accounts or was being considered for purchase or sale by the Accounts.

       Every report will contain the following information:

           (i) the date of the transaction, the name and the number of shares and the principal amount of each security involved;

           (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

           (iii)  the price at which the transaction was effected;

           (iv) the name of the broker, dealer or bank effecting the transaction.

       (d) All Affiliated Persons must annually certify that they have read and complied with this Code of Ethics and all disclosure and reporting requirements contained therein


II. IN ADDITION TO THE ABOVE REPORTING REQUIREMENTS, ALL ACCESS PERSONS, INVESTMENT PERSONNEL AND PORTFOLIO MANAGERS MUST:

       (a) Provide an initial holdings report no later than 10 days upon commencement of employment that discloses all personal securities holdings.

       (b) Provide an annual holdings report containing information regarding all personal securities holdings. This report must be current as of a date no more than 30 days before the report is submitted.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION II

ADMINISTRATIVE PROCEDURES

       (a) The Compliance Department of Mondrian will identify all Affiliated Persons, Access Persons, Investment Personnel and Portfolio Managers and will notify them of this classification and their obligations under this Code. The Compliance Department will also maintain procedures regarding the review of all reports required to be made under the Rules.

       (b) The Compliance Department shall report to the Chief Operating Officer or Managing Director any apparent violations of the prohibitions or reporting requirements contained in this Code of Ethics. The Chief Operating Officer or Managing Director, will review the reports made and determine whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed in addition to any that may already have been imposed. On a quarterly basis, a summary report of material violations of the Code and the sanctions imposed will be made to the Compliance Committee. In reviewing this report, the Compliance Committee will consider whether the appropriate sanctions were imposed. When the Compliance Department finds that a transaction otherwise reportable above could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of the Rules, it may, in its discretion, lodge a written memorandum of such finding in lieu of reporting the transaction.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION II

APPENDIX A - LIST OF MUTUAL FUNDS SUBJECT TO THE CODE OF ETHICS
             (AS AT SEPTEMBER 27, 2004)


    o   All Delaware Investments Family of Funds (except Delaware Cash Reserve
        Fund)

    o   All Lincoln National VIP Funds

    o   AB Funds Trust

    o   BBH Fund Inc

    o   Frank Russell Investment Company - International Fund

    o   Frank Russell Investment Company - International Securities Fund

    o   Lincoln (UK) Emerging Trust

    o   Lincoln (UK) Far East Trust

    o   Lincoln (UK) Income Trust

    o   Optimum Fixed Income Fund

    o   Optimum International Fund

    o   TIFF International Equity Fund

    o   TIFF Multi-Asset Fund

    o   UBS PACE International Equity Investments

    o   UBS Pace Emerging Markets Equity Investments

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION III


                               SHORT-TERM TRADING

                                 EXEMPTION LIST

                   MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION III

                     EXEMPTIONS TO BAN ON SHORT-TERM TRADING
                FOR PORTFOLIO MANAGERS AND INVESTMENT PERSONNEL

THE FOLLOWING ARE EXEMPT FROM THE 60-DAY MINIMUM HOLD RULE:

       1. Option contracts on the following indices:

          S&P 500 Index
          S&P 100 Index
          S&P Midcap Index (400 issues)
          S&P Smallcap Index (600 issues)
          NASDAQ 100 Index
          Russell 2000 Index
          Wilshire Smallcap Index (250 issues)
          EUROTOP 100 Index
          Financial Times Stock Exchange (FT-SE) 100 Index
          Japan Index (210 issues)
          NYSE Composite Index (2400 issues)
          PHLX National OTC Index (100 issues)
          Standard & Poors Depository Receipts (SPDR's)
          Standard & Poors Midcap 400 Depository Receipts (Midcap SPDR's) Gold/Silver Index Options
          World Equity Benchmark Shares (WEBS)
          J.P. Morgan Commodity Indexed Preferred Securities, Series A (JPO)

       1. Option/futures contracts on commodities and currencies.

       2. Option/futures contracts on interest rates.


Please keep in mind that while you are not required to hold positions in the above instruments for 60 days, ALL OTHER REQUIREMENTS OF THE CODE OF ETHICS STILL APPLY INCLUDING THE NEED TO PRECLEAR AND REPORT TRANSACTIONS IN THESE INSTRUMENTS.

If you have any questions regarding the above, please call the Compliance Department.

UPDATED: JUNE 15, 2000

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION IV


                                INSIDER TRADING

                                  POLICIES AND
                                   PROCEDURES

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION IV

                       POLICY STATEMENT ON INSIDER TRADING
                              AND SECURITIES FRAUD

INTRODUCTION
Mondrian Investment Partners Limited and Mondrian Investment Partners (U.S.), Inc. (collectively "Mondrian") and you, as a Mondrian employee, are regulated by certain laws governing insider trading. To protect both you and Mondrian from legal liability, Mondrian has prepared this Policy Statement on Insider Trading and Securities Fraud, which establishes specific standards that will facilitate your compliance with applicable legal requirements. The Policy Statement describes limitations, restrictions and procedures for transactions in securities and other instruments by Mondrian employees for themselves or for accounts over which they may have discretion or influence.

All employees are expected to be familiar with and to abide by this Policy Statement. From time to time, you may be asked to certify in writing that you understand and have complied with this Policy Statement. Supervisory officers should periodically reinforce the importance of this Policy Statement to employees under their supervision and point out provisions of particular relevance.

There may be limited circumstances that warrant a waiver to certain rules of this Policy Statement. Requests for any such waivers must be fully documented and approved in advance by the Managing Director with the advice of the General Counsel and Chief Compliance Officer. All waivers and violations of this Policy Statement must be reported promptly to the Insider Trading Committee.

If you have any questions about the Policy Statement, ask your supervisor or consult with the Compliance Department. If you suspect that there has been a violation of this Policy Statement, you should contact the Compliance Department. All such communications will be handled in a confidential manner.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION IV

DEFINITIONS
Terms used in this Policy Statement are defined as follows:

     MATERIAL INFORMATION:    Information is material if there is a substantial
                              likelihood that a reasonable investor would consider it important in deciding whether to buy, sell, or hold securities. Obviously, information that would affect the market price of a security would be material. A few examples of information that might be considered material:

                                   o dividend increases or decreases;
                                   o extraordinary borrowings or liquidity
                                     problems;
                                   o a proposal or agreement for merger,
                                     acquisition, or divestiture;
                                   o pending discoveries or developments such as
                                     new products or patents;
                                   o a proposal to redeem securities;
                                   o developments regarding a company's senior
                                     management;
                                   o information about major contracts or
                                     orders.

                              The above list is not intended to be exhaustive. All relevant circumstances must be considered in making a determination. If in doubt, you should treat the information as material and consult with Legal or Compliance.

   NON-PUBLIC INFORMATION:    Information about a company is non-public if it is
                              not generally available to the investing public.
                              Information received under circumstances indicating that it is not yet in general circulation and may be attributable, directly or indirectly, to the company or its insiders may be deemed nonpublic information. Information appearing in widely accessible sources - such as newspapers and the Dow Jones News Wire - becomes public relatively soon after publication but you should not assume that the information is immediately in the public domain; information appearing in less accessible sources - such as regulatory filings or analysts' reports - may take
                              48 hours or more before it is deemed public. If you have any doubt about whether information meets the legal requirements for being public, consult with an officer in the Legal Department or a Compliance Officer before taking any action.

         SECURITIES FRAUD:    Securities fraud can occur in various ways and
                              generally includes any act or practice which employs material non-public information to defraud another. For instance, engaging in personal transactions in securities with knowledge that they are being purchased or sold by a Mondrian
                              Fund or managed separate account where an advantage might be gained as a result of these transactions is prohibited. This type of information is both confidential and proprietary and its use for personal gain through personal securities transactions is a violation of federal securities laws.

                  INSIDER: The concept of "insider" is broad. It includes officers, directors and employees of the company, which issued the securities in question. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, in that capacity, is given access to information which is intended solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organisations. In addition, Mondrian may become a temporary insider of a company it advises or for which it performs other services. The Supreme Court has held that a company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

          INSIDER TRADING:    Although not specifically defined in the federal
                              securities laws, the term insider trading is generally used to refer to the use of material non-public information to trade in securities (in certain instances, whether or not one is an "insider") or the communication of material non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                                   a. Trading by an insider while in possession
                                     of material non-public information, or

                                   b. Trading by a non-insider while in
                                     possession of material non-public
                                     information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

                                   c. Communicating material non-public inside
                                     information to others for personal profit or for the profit of the person to whom communicated.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION IV

PART I
No officer, director or employee of Mondrian shall trade securities, either personally or on behalf of others, including mutual funds and private accounts managed by Mondrian, while in the possession of material non-public information directly or indirectly acquired:

         o  from sources within the corporation whose securities are involved;

         o  in violation of law or breach of duty to such corporation; or

         o otherwise in connection with any scheme, practice or device to commit a fraud involving the purchase or sale of securities.

In addition, no officer, director, or employee of Mondrian shall communicate such material non-public information to others.

This Policy Statement applies to every officer, director and employee and extends to activities within and outside their duties at Mondrian.

Every officer, director and employee must read and retain this Policy Statement. Any questions regarding this Policy Statement or the procedures described herein should be referred to Legal or Compliance.

This Policy Statement is designed to prevent the misuse of material non-public information in violation of the UK laws, FSA Rules, US federal securities laws and the rules and regulations thereunder, including so-called "insider trading" and other unlawful and fraudulent practices. This Policy Statement is in addition to the policies under Mondrian's Code of Ethics.


PENALTIES FOR INSIDER TRADING AND SECURITIES FRAUD
Penalties for violating the Federal securities laws by trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and for their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties may include:

         o  civil injunction

         o  treble damages

         o  disgorgement of profit made or loss avoided

         o  jail sentences

         o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

         o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Any violation of this Policy Statement can be expected to result in serious sanctions by Mondrian including dismissal of the person involved. In addition, all violations of criminal laws applicable to Mondrian are reported to the appropriate authorities for possible prosecution.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION IV

PART II
The following procedures have been established to aid the officers, directors and employees of Mondrian in avoiding insider trading, and to aid Mondrian in preventing, detecting and imposing sanctions with respect to insider trading. Every officer, director and employee of Mondrian must follow these procedures or risk serious sanctions, including dismissal by Mondrian and the imposition of substantial personal liability and criminal penalties.


1. IDENTIFYING PROHIBITED TRANSACTIONS
Before trading for yourself or others, including investment companies or private accounts managed or advised by Mondrian, in the securities of a company about which you may have what may be confidential or potential inside information, ask yourself the following questions:

         a. Is the information "inside" information? Has the information been acquired, directly or indirectly (i) from sources within the corporation whose securities are involved or (ii) in violation of the law or the breach of any duty to such corporation?

         b. Even if the information is not "inside" information, is it confidential and would its use in the transaction be a violation of trust, a breach of a duty owed to a third party, or operate as a fraud?

         c. Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information that would substantially effect the market price of the securities if generally disclosed?

         d. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE FINANCIAL TIMES, THE WALL STREET JOURNAL or other publications of general circulation?

If after consideration of the above, you are not certain about whether the information is "inside" information, is material, and/or is non-public, or if you have questions as to whether the proposed transaction may involve the use of material non-public information (whether or not "insider" information) in a fashion which may operate as a fraud, unfairly disadvantage another or otherwise violate the securities laws, you should take the following steps:

         a. Bring the matter immediately to the attention of the Chief Compliance Officer and do not communicate the information to ANYONE ELSE inside or outside the Company other than the Chief Compliance Officer.

         c. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Mondrian.

The Chief Compliance Officer will promptly advise you as to what, if anything, you need to do. If deemed necessary, the Chief Compliance Officer may refer the matter to the Insider Trading Committee. After the INSIDER TRADING COMMITTEE has reviewed the issue, you may be given further instructions. The members of the Committee are as follows:

                            Chief Compliance Officer
                            Chief Operating Officer
                            Chief Investment Officer
                            Regional Research Director
                            General Counsel

Committee decisions require approval by AT LEAST THREE of the above officers with AT LEAST ONE member from Legal/Administrative and one senior member from the Investment Department.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION IV

2. PERSONAL SECURITIES TRADING
All Mondrian staff shall, within ten days after such transaction, submit to the Compliance Department a report of every securities transaction in which they, their families (including the spouse, minor children and adults living in the same household as the officer, director or employee), and trusts of which they are trustees or in which they have a beneficial interest, have participated.

The report shall include the name of the security, the date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. THE REQUIREMENT MAY BE SATISFIED BY SENDING DUPLICATE CONFIRMATIONS OF SUCH TRADES TO THE COMPLIANCE DEPARTMENT.

3. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION
Material, non-public information in your possession that you identify as "inside" or confidential information may not be communicated to anyone, including persons within Mondrian except as provided in Section II above and except that confidential information as to proposed transactions in the portfolios of the funds or advised accounts and proprietary research information properly acquired by Mondrian, its officers, directors and employees, may be communicated within Mondrian as required for the proper conduct of its business. In addition, care should be taken so that such information is secure. For example, files containing material non-public "inside" or confidential information should be sealed and access to computer files containing such information should be restricted.

4. RESOLVING ISSUES CONCERNING INSIDER TRADING
If, after consideration of the items set forth in Section II above, doubt remains as to whether information is "inside" information, confidential, material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the CHIEF COMPLIANCE OFFICER before trading or communicating the information to anyone.

5. RESTRICTED AND WATCH LISTS
In order to facilitate compliance with this Policy Statement, Mondrian maintains two lists of securities issuers; a Restricted List and a Watch List. The Restricted List identifies companies whose securities have tight restrictions on their trading and recommendation to others by Mondrian employees. The Watch List is used to monitor trading by Mondrian employees when Mondrian is in possession of certain information.

RESTRICTED LIST
The Restricted List contains the names of companies whose securities are restricted from trading by ALL Mondrian accounts and/or employees. These securities cannot be purchased, sold, or recommended by any employee and are usually on the list for a specified time period.

REASONS FOR INCLUSION
Although the reasons for including a company on the Restricted List may vary, a company with publicly traded securities should be considered for inclusion in situations that present a conflict of interest (real or perceived) or where certain personnel are expected to have non-public information about a company. A few examples of situations when a company should be put on the Restricted List:

         o A company is permanently on the Restricted List when investment personnel or a portfolio manager of Mondrian is a member of the company's board.

         o Companies about which Mondrian possesses material non-public inside information.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION IV

WATCH LIST
The Watch List contains the names of companies about which Mondrian possesses, or may possess, material non-public inside information but for some reason these companies are not appropriate for inclusion on the Restricted List. The securities of companies on the Watch List are generally subject to trading restrictions only by certain Mondrian accounts or employees. You will be informed at the time you request preclearance if you may or may not trade in a security issued by such company that is on the Watch List.

REASONS FOR INCLUSION
A company should be included on the Watch List during any period when Mondrian is in possession of non-public inside information about a company that might be material. A few examples of when a company should be added to the Watch List:

         o Securities of issuers who have sent private offering memoranda to Mondrian;

         o Securities of a company while a Mondrian employee serves on the Creditors' Committee of an issuer.

The Compliance Department is responsible for maintaining a Restricted List and Watch List. Employees should notify the Chief Compliance Officer of all companies that should be added to these lists. If you are not sure about whether a situation warrants a company being put on one of these lists, please consult with the Chief Compliance Officer. The Trading Desk will refer preclearance requests for issuers on these lists to the Compliance Department.


PART III

SUPERVISORY PROCEDURES
The role of Legal and Compliance is critical to the implementation and maintenance of Mondrian's policies and procedures against insider and other fraudulent trading practices. Supervisory Procedures can be divided into two classifications - prevention and detection.

PREVENTION OF IMPROPER TRADING
Prevention of improper trading in securities requires that Mondrian establish, maintain and enforce appropriate policies, and that all personnel be aware of and understand these policies, the seriousness with which they are viewed and enforced and the potential sanctions for their violation.

To that end, the Insider Trading Committee will:

         a. familiarise officers, directors and employees with Mondrian's policies and procedures.

         b. answer questions regarding Mondrian's policy and procedures described in this Policy Statement.

         c. resolve issues as to whether information received "inside" or in confidence is material and/or non-public.

         d. review on a regular basis and update as necessary Mondrian's policy and procedures.

         e. when it has been determined that an officer, director or employee of Mondrian has material non-public "inside" or confidential information,

            (1) implement measures to prevent dissemination or misuse of such information, and

            (2) if necessary, restrict officers, directors and employees from trading the securities.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

                                   SECTION IV

DETECTION OF IMPROPER TRADING
The actual detection of insider trading or securities fraud is quite difficult. However, after careful consideration, it has been determined that a reasonable means, taking into consideration the nature of Mondrian's business, to prevent the misuse in violation of the relevant UK and US federal securities laws and the rules and regulations thereunder, of material non-public information by Mondrian or persons associated with Mondrian would be to review and compare the securities transactions of advised accounts (both fund and separate accounts) with transactions of employees to detect instances where an employee may have taken advantage of confidential information relating to current or proposed transactions by the funds and accounts, for the employee's own personal gain. Such a review is currently conducted pursuant to Mondrian's Code of Ethics and it will be expanded, as necessary, to include a review by the Compliance Department of the trading activity of (i) Mondrian and (ii) each officer, director or advisory representative (as herein defined) of Mondrian.

The Insider Trading Committee shall coordinate its review and cooperate with the person or persons responsible for reviews pursuant to the Code of Ethics.

It should be noted that it is not a violation of Mondrian's policy or a breach of an employee's fiduciary duty to Mondrian to purchase or sell securities for the employee's own account while in possession of proprietary research information properly acquired by Mondrian, its officers, directors or employees, provided that the purchase or sale does not otherwise violate Mondrian's Policy Statement on Insider Trading and Securities Fraud or Mondrian's Code of Ethics.

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

--------------------------------------------------------------------------------
                         MONDRIAN BROKERAGE ACCOUNT FORM
         (TO BE COMPLETED BY ALL MONDRIAN EMPLOYEES UPON EMPLOYMENT AND
                              ANNUALLY THEREAFTER)

I. EMPLOYEE

     Name:____________________________________________________________________

     Date:____________________________________________________________________

Please list below all brokerage accounts you currently maintain. Please include name and address of broker and your account number. Use reverse side if you need additional space.

         1.___________________________________________________________________

         2.___________________________________________________________________

         3.___________________________________________________________________

         4.___________________________________________________________________

         5.___________________________________________________________________

         [ ] I have no brokerage accounts

II. PLEASE LIST BELOW ALL PERSONS RESIDING IN YOUR HOUSEHOLD AND THEIR RELATIONSHIP TO YOU. PLEASE INDICATE WHETHER OR NOT THEY MAINTAIN BROKERAGE ACCOUNTS. IF SO, PLEASE LIST NAME OF BROKER AND ACCOUNT NUMBER.

         1.___________________________________________________________________

         Brokerage account: YES [ ]    NO [ ]

         2.___________________________________________________________________

         Brokerage account: YES [ ]    NO [ ]

         3.___________________________________________________________________

         Brokerage account: YES [ ]    NO [ ]

         4.___________________________________________________________________

         Brokerage account: YES [ ]    NO [ ]

I certify that the above is a true and correct disclosure statement of all of my personal brokerage accounts and also for the accounts of all persons residing in my household.

Signature:____________________________________________________________________

     Date:____________________________________________________________________
--------------------------------------------------------------------------------

                  MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS

        MONDRIAN INVESTMENT PARTNERS CODE OF ETHICS ACKNOWLEDGEMENT FORM

I have received a Copy of Mondrian's Code of Ethics and Insider Trading Policies and Procedures. I have read and understand both the Code of Ethics and the Insider Trading Policies and Procedures and will comply with all requirements.

     Name:________________________________________________________(please print)



Signature:_____________________________________________________________________


     Date:_____________________________________________________________________